UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2023

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
114 5th Avenue, 15th Floor
New York, New York 10011
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
On March 8, 2023, the Audit Committee of the Board of Directors of Ziff Davis, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective immediately. Also, on March 8, 2023, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm, contingent on the completion of KPMG’s standard client acceptance procedures. KPMG subsequently informed the Company that it had completed those procedures and the Company entered into an engagement letter with KPMG on March 13, 2023.

The reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of BDO on the effectiveness of our internal control over financial reporting as of December 31, 2021 contained an adverse opinion on our internal control over financial reporting due to material weakness regarding management’s failure to design and maintain controls over the Consensus Cloud Solutions, Inc. spin-off. Management concluded that the material weakness was remediated during the fourth quarter of 2022, and the audit report of BDO on the effectiveness of our internal control over financial reporting as of December 31, 2022 did not contain any adverse opinion or disclaimer of opinion.

During the years ended December 31, 2022 and 2021, and the subsequent period through March 8, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in their reports on the financial statements, and no reportable events occurred as set forth in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and described above.

The Company has provided BDO with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K (this “Form 8-K”), and has requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made by the Company in this Form 8-K. A copy of BDO’s letter, dated March 10, 2023, is filed as Exhibit 16.1 to this Form 8-K.

During the consolidated financial statement periods, and the subsequent period through March 13, 2023, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rend ered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
16.1	Letter from BDO USA, LLP
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	March 14, 2023	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary